Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated December 31, 2018, on the consolidated financial statements of Bantek, Inc. and Subsidiary for the years ended September 30, 2018 and 2017, included herein on the registration statement of Bantek, Inc. on Form S-1, Amendment no. 2, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 18, 2019